EXHIBIT 2

CUSIP No. 269279402

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13G

The undersigned agree as follows:

(i) each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: January 21, 2014

V. PREM WATSA

/s/ V. Prem Watsa

1109519 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

THE SIXTY TWO INVESTMENT COMPANY LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

810679 ONTARIO LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: President

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:	/s/ V. Prem Watsa
Name: V. Prem Watsa
Title: Chairman and Chief Executive Officer

ADVENT UNDERWRITING LIMITED

By:	/s/ Neil Ewing
Name: Neil Ewing
Title: Company Secretary

CLEARWATER INSURANCE COMPANY

By:	/s/ John J. Bator
Name: John J. Bator
Title: CFO, Treasurer and Sr. Vice President

NORTHBRIDGE GENERAL INSURANCE CORPORATION

By:	/s/ Craig Pinnock
Name: Craig Pinnock
Title: CFO

ODYSSEY REINSURANCE COMPANY

By:	/s/ Kirk Reische
Name: Kirk Reische
Title: Vice President

CLEARWATER SELECT INSURANCE COMPANY

By:	/s/ Kirk Reische
Name: Kirk Reische
Title: Vice President

RIVERSTONE INSURANCE LIMITED

By:	/s/ Lorna Hemsley
Name: Lorna Hemsley
Title: Finance Director

ZENITH INSURANCE COMPANY, a California Corporation

By:	/s/ Michael Jansen
	Name:	Michael Jansen
	Title:	Executive Vice President and General Counsel